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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) March 15, 2000
                                                 -----------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer

diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    --------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

On March 15, 2000 the Registrant issued the following press release:

"Alteon's 'Crosslink Breaker' Alt-711 Shows Ability to Reverse
Age-Related Cardiac Stiffening in Pre-Clinical Study

"RAMSEY, N.J., March 15 -- Alteon Inc. (OTC Bulletin Board: ALTN), announced today that a new pre-clinical study of ALT-711, Alteon's lead Advanced Glycosylation End-Product ('A.G.E.') Crosslink Breaker, has been published in the March 14th issue of the Proceedings of the National Academy of Sciences (PNAS). The article details ALT-711's ability to reverse cardiac stiffness in aged dogs, restoring the cardiovascular system to a state found in younger animals.

"In this study, administration of ALT-711 daily for one month resulted in a 40% reduction in age-related ventricular stiffness, or hardening. This decrease in stiffness was accompanied by an overall improvement in cardiac function, as evidenced by increased left ventricular end-diastolic volume, stroke volume and decreased end-diastolic pressure.

"'This study directly supports the results from all of the preclinical animals studies of ALT-711, including primate studies conducted at leading research institutions,' said Kenneth I. Moch, Alteon's President and Chief Executive Officer. 'ALT-711 has already completed a series of Phase I human safety studies encompassing 128 patients (94 receiving drug, 34 receiving placebo). We look forward to initiating Phase II clinical testing of ALT-711 in the near future to evaluate the drug's activity in humans. This is not a test tube drug that is years away from clinical development.'

"Alteon's clinical program on treating cardiovascular disease and diseases of soft tissue compliance is focused on ALT-711, an agent that breaks A.G.E. crosslinks that form as a result of the interaction of glucose with structural matrix proteins such as collagen. Alteon has an oral formulation of ALT-711, and has filed an Investigational New Drug Application (IND) with the U.S. Food and Drug Administration (FDA) in order to begin Phase II human trials of this drug, initially to evaluate changes in cardiovascular compliance.

"'An Advanced Glycation End-product Crosslink Breaker Can Reverse Age- related Increases in Myocardial Stiffness' was authored by a research team led by Timothy J. Regan, M.D., Professor of Medicine, Division of Cardiology, University of Medicine and Dentistry of New Jersey - New Jersey Medical School, Newark, N.J., and included researchers from The Kenneth S. Warren Laboratories, Tarrytown, N.Y., and Alteon Inc., Ramsey, N.J.

"How ALT-711 Works

"Decreased elasticity of the cardiovascular system is one of the hallmarks of the normal aging process. The key mechanism involved is the reaction of glucose with proteins such as collagen and elastin, resulting in the formation of advanced glycosylation end-products. A.G.E.s crosslink to each other, forming complexes that have been shown to be responsible for many age-related and diabetic disorders. It was previously believed that the formation of A.G.E. crosslinks was an irreversible process that resulted in tissue damage by causing permanent biochemical and structural alterations on proteins. ALT- 711 is the first in a new class of compounds that have been shown to chemically reverse A.G.E. crosslinking, thereby restoring more normal function to organs and tissues that have lost flexibility.

"Alteon believes that ALT-711's mechanism of action is new and novel, and is unrelated to that of any pharmaceutical agent either currently prescribed or in development. Pre-clinical studies demonstrate that one consistent molecular consequence of breaking A.G.E. crosslinks is a reversal of the over- expression of genes for proteins and growth factors known to be associated with the pathological hypertrophy of tissues. Restoration of normal tissue dynamics through breaking A.G.E. crosslinks appears to reinstate normal control of gene function.

"In non-clinical studies in diabetic and hypertensive models, ALT-711 reduced both the thickened left ventricle and aortic mass caused by increased cardiac afterload in the hypertensive state. The drug also restored elasticity to large and mid-sized vessels and to the left ventricle.

"The A.G.E. Crosslink and the Development of Certain Disease
States

"Structural matrix proteins such as collagen and elastin play an integral role in the maintenance of cardiovascular elasticity and wall integrity. They are also prime targets for A.G.E. crosslinking. For example, collagen isolated from tissues of diabetics and aged individuals is more highly crosslinked than that isolated from non-diabetics or younger individuals. Restriction of movement arising from A.G.E. crosslinking of matrix proteins appears to impair normal functioning of contractile organs, such as blood vessels and cardiac muscle, which are dependent on flexibility and distensibility for normal function.

"Clinically, the loss of flexibility in the aorta leads to isolated systolic hypertension, which in turn diminishes the range of elasticity (compliance) of the aorta. Systolic hypertension leads to an increased workload for the cardiac chambers (increased afterload) and may lead to myocardial hypertrophy and possibly cardiac failure. Continued ejection into a stiffened arterial system has been implicated in the development of left ventricular diastolic dysfunction and in the remodeling (hypertrophy) of the myocardium. Congestive heart failure is a common outcome of this stiffened ventriculo-arterial system.

"ALT-711 is the first compound that breaks the specific A.G.E.- derived crosslinks between proteins, both in vitro and in vivo. In the case of collagen, ALT-711 does not disrupt the natural enzymatic glycosylation sites or peptide bonds that are responsible for maintaining the normal integrity of the collagen chain. Thus, normal structure and function is preserved while abnormal crosslinking is reduced.

"Current Therapies Treat the Symptoms While ALT-711 Treats the
Cause of Disease

"Currently available antihypertensive agents improve arterial elasticity indirectly, by reducing the pressure burden on the vessel wall. This approach lowers peripheral resistance and intravascular circulating volume, leading to a reduction in mean blood pressure. A current debate is whether any marketed drug can increase arterial elasticity beyond what would be expected from restoring the dynamic range of the vessel wall, with a reduction in blood pressure alone.

"Pharmacologic intervention with ALT-711 directly targets the biochemical pathway leading to the stiffness of the cardiovascular system.

"Alteon's Technology Platform - The A.G.E. Pathway

"A.G.E. Technology Impacts Broad Medical Applications

"The formation of A.G.E.s in the human body occurs through the same biological process as that of the toughening and discoloration of food during the cooking process. This Maillard or 'browning' reaction is temperature sensitive, and takes place in the human body at a slow rate in some individuals and at an accelerated rate in others, particularly diabetic patients.

"The progressive formation of A.G.E.s on proteins such as collagen and elastin arises from the non-enzymatic reaction of glucose with the amino groups of these long-lived structural proteins. With time, A.G.E.s on one protein interact with adjacent proteins to form stable covalent A.G.E. crosslinks. In tissues and organs that depend on elastic properties to function, normal physiologic functions are compromised by A.G.E. formation and crosslinking, resulting in serious pathophysiologic consequences.

"The A.G.E. pathway may provide the scientific explanation for how and why many of the complications of the aging process occur with higher frequency and earlier in life in diabetic patients. These individuals form greater amounts of A.G.E.s than non-diabetics. From a pathological viewpoint, diabetes may be considered an advanced form of aging.

"Because A.G.E.s have been implicated in a broad range of pathologies, therapeutic intervention may provide relief for many medical conditions where A.G.E. crosslinking has contributed to a loss of normal function, elasticity and/or flexibility. These diseases or disorders include nephropathy, end- stage renal disease, retinopathy, neuropathy, vascular disorders such as systolic hypertension, pulmonary hypertension, as well as cardiomyopathies such as diastolic dysfunction and congestive heart failure. Early clinical experience in Phase I human studies of ALT-711 suggest that urinary elastic dysfunction (leading to urinary incontinence) is a potential therapeutic target as well. Alteon is also evaluating therapeutic opportunities in dermatological conditions, stiff joint disorders and continuous ambulatory peritoneal dialysis (CAPD).

"About Alteon

"Alteon is a leader in the discovery and development of pharmaceuticals for the treatment of cardiovascular and renal diseases and other disorders of diabetes and aging.

"Alteon's proprietary technology focuses on Advanced Glycosylation End- products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. These protein/glucose complexes ultimately form crosslinks with adjacent proteins, leading to a loss of flexibility and function in body tissues, organs and cells. This A.G.E. pathway represents one of several pathological processes believed to be responsible for aging, including regulation of telomere length, DNA turnover, and build-up of senescent products, among others. A.G.E.s have been shown to be causative factors in many of the complications of diabetes and age-related diseases, including kidney disease, cardiovascular disease, nerve damage and retinopathy. Alteon's unique approach is to inhibit or break A.G.E.s and their chemical crosslinks.

"Alteon's lead A.G.E. crosslink breaker, ALT-711, has completed a series of Phase I human clinical trials and will enter Phase II trials in the near future. The company is seeking a corporate partner to help fund the continued development of its A.G.E.- formation inhibitor, pimagedine, based on the results of a Phase III trial in Type 1 diabetic patients with progressive kidney disease. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"More information on Alteon is available at the corporate web site, http://www.alteonpharma.com"




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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: March 15, 2000